                      SECURITIES AND EXCHANGE COMMISSION
                                     FORM 8-K
                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:   October 30, 1997

                        TELEPORT COMMUNICATIONS GROUP INC.


                                     0-20913
                                    --------
                             (Commission File Number)

                                   13-3173139
                                   ----------
                       (IRS Employer Identification Number)

                                    Delaware
                                    --------
                              State of Incorporation

        437 Ridge Road, Executive Building 3, Dayton, New Jersey, 08810
        ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 392-2000
                                ---------------
               (Registrant's telephone number, including area code)

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ITEM 2 ACQUISITION OF ASSETS
The Registrant Issued The Following Press Release on October 30, 1997

TELEPORT COMMUNICATIONS GROUP COMPLETES ACQUISITION OF BIZTEL COMMUNICATIONS WHICH HAS 38 GHZ LICENSES FOR MORE THAN 200 MARKETS NATIONWIDE


NEW YORK, NY - Teleport Communications Group Inc. (TCG/TCGI: NASDAQ) today announced that it has completed the acquisition of BizTel Communications, Inc. which holds Federal Communications Commission (FCC) licenses to provide 38 GHz broadband, point-to-point wireless links in more than 200 markets nationwide, including 95 of the nation's largest 100 markets.

TCG announced earlier this year its intention to exercise its option to acquire the 50.1 percent equity interest in BizTel not owned by the company in exchange for 1,667,631 shares of TCG Class A common stock.

"BizTel can connect customers to TCG's fiber optic networks, provide `diverse' routing for network redundancy, or offer stand-alone services in special applications," said Kevin Lynch, TCG's Vice President, Broadband Wireless Services. "BizTel offers distinct competitive advantages to a broad range of customers including local governments, universities and educational institutions, private and public-sector campus environments, and private networks."

Lynch said that the combination of TCG's traditional broadband fiber optic networks with its broadband wireless facilities gives TCG a "unique arsenal" of competitive local facilities that makes TCG the least dependent of any other Competitive Local Exchange Carrier (CLEC) on the facilities and services of TCG's primary competitors, the Incumbent Local Exchange Carriers.

"TCG now can address more customers with its own facilities to provide improved installation intervals and quality," he said.

BizTel's 38 GHz licenses reach 48 states and cover a population of more than 200 million.

TCG is the nation's largest Competitive Local Exchange Carrier, serving information-intensive businesses in 57 major markets with local, long distance, enhanced data and Internet services. Eight additional TCG networks are under construction.
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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.


                                        /s/ Maria Terranova-Evans
Dated: November 4, 1997             By: __________________________
                              Name:     Maria Terranova-Evans
                              Title:    Vice President and Controller
                                        (Principal Accounting Officer)